UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 1, 2008

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 1, 2008, The Manitowoc Company, Inc. (“Manitowoc”) and its wholly-owned subsidiary, MMG Holding Co., LLC (“Seller”), entered into a Purchase Agreement (the “Agreement”) with Fincantieri-Cantieri Navali Italiani, S.p.A. (“Fincantieri”) and its subsidiary, Fincantieri Marine Group Holdings, Inc. (“Buyer”), pursuant to which Manitowoc is selling its Marine segment to Buyer.  The transaction is structured as a sale of limited liability company interests of Manitowoc Marine Group, LLC (“MMG”) from Seller to Buyer.  Lockheed Martin Corporation (“LMCO”) is a minority investor in Buyer.

The purchase price for the Marine segment is $120 million in cash. The purchase price is subject to certain post-closing working capital adjustments.

The transaction is anticipated to close in the forth quarter of 2008.  Closing is subject to certain customary conditions, as well as receiving certain governmental authorizations, including the termination or expiration of any Hart-Scott-Rodino Act waiting period, clearance by the Committee on Foreign Investment in the United States (CFIUS) pursuant to Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007, and approval of certain foreign anti-trust authorities.  The transaction is not conditioned upon financing.

As part of the Agreement, Manitowoc and Seller provided typical and customary representations and warranties relating to various matters, including ownership of the limited liability company interests being sold, required consents and approvals, financial information and taxes, ownership of properties, contractual obligations, employee matters and compliance with laws.  Manitowoc and Seller have also agreed to indemnify Buyer for losses incurred by Buyer related to: any breach by Manitowoc or Seller of their covenants, representations or warranties contained in the Agreement, certain environmental and tax matters, and certain other liabilities.

The Agreement restricts Manitowoc’s ability to sell the Marine segment to another buyer until December 30, 2008, provided that Buyer meets certain benchmarks to obtaining government approval, and Manitowoc and Seller agree that they will not to compete with MMG or solicit MMG’s employees for a period of three years following closing.

Seller or Buyer may terminate the Agreement if the other has not satisfied its closing conditions, other than obtaining certain government approvals, within one hundred twenty (120) days after execution of the Agreement, or if closing has not occurred by December 30, 2008.  Under certain conditions, Buyer may be required to pay Seller a termination fee of $6 million.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

Item 8.01  Other Events

On August 4, 2008, Manitowoc issued a press release announcing its entry into the Agreement.  Manitowoc’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1

Purchase Agreement, dated as of August 1, 2008, by and among The Manitowoc Company, Inc., MMG Holding Co., LLC, Fincantieri-Cantieri Navali Italiani S.p.A. and Fincantieri Marine Group Holdings Inc. Schedules and exhibits to the Purchase Agreement have not been filed herewith. Manitowoc agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

99.1	Press release, dated August 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: August 4, 2008	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of August 1, 2008

Exhibit No.	Description	Filed Herewith

2.1

Purchase Agreement, dated as of August 1, 2008, by and among The Manitowoc Company, Inc., MMG Holding Co., LLC, Fincantieri-Cantieri Navali Italiani S.p.A. and Fincantieri Marine Group Holdings Inc. Schedules and exhibits to the Purchase Agreement have not been filed herewith. Manitowoc agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

X

99.1	Press release, dated August 4, 2008.	X